Exhibit (m)(iv)(B)
SCHEDULE A
Investor Class:
     Up to 0.25% of the average daily net assets

Direxion Monthly S&P 500 [2] Bull 2X Fund	Direxion Monthly S&P 500 [2] Bear 2X Fund
Direxion Monthly NASDAQ-100 [2] Bull 2X Fund	Direxion Monthly NASDAQ-100 [2] Bear 2X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Dollar Bull 2X Fund	Direxion Monthly Dollar Bear 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund	Direxion Monthly Emerging Markets Bear 2X Fund
Direxion Monthly 10 Year Note Bull 2X Fund	Direxion Monthly 10 Year Note Bear 2X Fund
Direxion Monthly Latin America Bull 2X Fund	U.S. Government Money Market Fund
Direxion Monthly Commodity Bull 2X Fund	Direxion Monthly China Bull 2X Fund
Dynamic HY Bond Fund	Commodity Trends Strategy Fund
HY Bear Fund	Currency Trends Strategy Fund
Direxion Long/Short Global IPO Fund

Investor Class:	Investor Class:

Up to 0.15% of the average daily net assets	Up to 0.10% of the average daily net assets

Evolution Managed Bond Fund	Direxion/Wilshire Dynamic Fund
Evolution All-Cap Equity Fund
Evolution Market Leaders Fund
Evolution Alternative Investment Fund

Institutional Class:

Up to 0.15% of the average daily net assets

Direxion/Wilshire Dynamic Fund

Service Class:

Up to 0.25% of the average daily net assets

Commodity Trends Strategy Fund
Currency Trends Strategy Fund
Direxion/Wilshire Dynamic Fund
Direxion Long/Short Global IPO Fund

C Class:

Up to 0.25% of the average daily net assets

Commodity Trends Strategy Fund
Currency Trends Strategy Fund
Direxion/Wilshire Dynamic Fund
Direxion Long/Short Global IPO Fund
Last revised November 23, 2009
Last revised August 17, 2011